EXHIBIT 21.1

                              List of Subsidiaries

      The following is a list of all subsidiaries of the Company, jurisdiction of incorporation or organization and the percentage of shares owned, directly or indirectly, by the Company.

                                             STATE OR OTHER
                                            JURISDICTION OF       PERCENTAGE OF
                  NAME                       INCORPORATION         SHARES OWNED
---------------------------------------     ---------------       -------------
Billing Concepts, Inc.                          Delaware               100%
Aptis, Inc.                                     Delaware               100%
BC Transaction Processing Services, Inc.        Delaware               100%
Enhanced Services Billing, Inc.                 Delaware               100%
FIData, Inc.                                    Delaware               100%
Operator Service Company                        Texas                  100%
Princeton eCom Corporation                      Delaware                51%
COREINTELLECT, Inc.                             Texas                   22%